Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 07/06/2012 03:01 PM
Original ID: 2010-000590508
Amendment ID: 2012-001353668

Profit Corporation
Articles of Amendment

1. Corporation name:

Mike The Pike Productions, Inc.

2. Article(s) 5.0 is amended as follows:

2,249,000,000 (Two Billion, Two Hundred and Forty-Nine Million) Shares of Common Stock
100,000,000 (One Hundred Million) Shares of Preferred Stock

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 06/29/2012.
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

The Amendment was adopted by unanimous Board approval and the majority of shareholder votes.

Received JUL - 5 2012 Secretary of State Wyoming

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The Amendment was adopted by unanimous Board approval and the majority of shareholder votes.

Signature: [signature]

Date: 06/29/2012
(mm/dd/yyyy)

Print Name: Mark B. Newbauer

Title: CEO, President & Director

Contact Person: Mark B. Newbauer

Daytime Phone Number: (310) 986-2734

Email: info@mtpprods.com

Checklist

- ✔ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✔ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✔ Please submit one **originally signed** document and one exact photocopy of the filing.